EXHIBIT 99.1

Trilogy Metals begins exploration on claims outside the UKMP

VANCOUVER, BC, Oct. 4, 2021 /CNW/ - Trilogy Metals Inc. (TSX: TMQ) (NYSE American: TMQ) ("Trilogy" or the "Company") is pleased to announce that it has staked three blocks of claims outside of the Upper Kobuk Mineral Projects ("UKMP") in northwestern Alaska. All three claim blocks, which are 100 percent owned by Trilogy, are strategically located along the route of the proposed Ambler Access Road and are prospective for Arctic-type volcanogenic massive sulphide ("VMS") deposits. The claims were staked earlier this year and in August the Company carried out a preliminary reconnaissance of the claims.

The three claim blocks are briefly described below and shown in Figure 1:

  West Kobuk claims – 23,680 acres (approx. 9,583 hectares) abutting the western end of the UKMP and covering the projection of the Ambler schist belt,
  Helpmejack claims – 19,520 acres (approx. 7,900 hectares) covering part of the Ambler schist belt west of the Roosevelt Project owned by South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32"),
  Malamute claims – 12,480 acres (approx. 5,050 hectares) covering an area adjoining the Roosevelt project area.

The three areas were identified by a systematic target generation study using publicly available geoscientific data from the State of Alaska as well as privately obtained historical exploration reports. Results of the reconnaissance program are being compiled and will be used to prepare a plan and budget for the 2022 field season.

Tony Giardini, President and CEO of Trilogy, commented, "While Trilogy is focused on the oversight of our primary asset, the UKMP which is being managed by Ambler Metals LLC, the joint venture company equally owned by Trilogy Metals and South32, the Company has used its exploration expertise to add some early-stage, high-quality projects to its portfolio.  Given our relationships and significant technical experience within the Ambler Mining District, we decided to stake some prospective ground in our backyard. We believe that these projects, which have low holding costs, have potential to add value to our shareholders."

Figure 1. Location of 100%-Owned Trilogy Claim Blocks. (CNW Group/Trilogy Metals Inc.)

Property Descriptions

West Kobuk

The West Kobuk claims cover the Ambler schist belt immediately west of the UKMP. The area was previously explored by Kennecott after their discovery of the Arctic deposit in 1965. Kennecott's airborne electromagnetic survey over the Ambler lowlands in 1966 identified numerous conductors within the West Kobuk claim block but there was little follow up done. Field visits by Trilogy geologists to two target areas within the claim block confirmed the presence of the continuation of the Ambler schist belt to the north and west of the UKMP.

Helpmejack

The Helpmejack claim block covers a 12-kilometer strike length of Ambler schist belt which is between the UKMP and South32's Roosevelt Project. The US Geological Survey ("USGS") mapped Ambler belt metavolcanics and metasediments in the Helpmejack area, but the area received little exploration despite stream sediment samples collected in the 1970's having anomalous levels of copper and zinc. Trilogy's fieldwork identified gossanous metavolcanics exposed along a stream for over 25 metres.

Malamute

The Malamute claims cover the south side of an 8-kilometer long east-west valley immediately north of the west end of South32's Roosevelt property. Mapped by the USGS as undifferentiated metasediments and metavolcanics the area covers six adjacent drainages with high cobalt and elevated copper in stream sediment samples collected by the Alaska Division of Geological and Geophysical Surveys between 1977 and 1982. Trilogy visited the six drainages and resampled the anomalous streams.

Qualified Persons

Richard Gosse, P.Geo., Vice President Exploration for Trilogy, is a Qualified Person as defined by National Instrument 43-101. Mr. Gosse has reviewed the scientific and technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company which holds a 50 percent interest in Ambler Metals LLC which has a 100 percent interest in the UKMP in Northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 172,636 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Our vision is to develop the Ambler Mining District into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements relating to the claim blocks being prospective for Arctic-type VMS deposits; anticipated future exploration activity on these claim blocks; and the potential for these claims blocks to add value for Trilogy's shareholders, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving impact of the COVID-19 pandemic; success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2020 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

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For further information: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 04-OCT-21